Exhibit 10.1

Signature Stock Transfer, Inc.

14673 Midway Road, Suite 220

Addison, TX 75001

Attn: Jason Bogutski, President

Re: FOMO CORP. (the “Company”)

Via Federal Express and E-mail

Dear Mr. Bogutski:

I am writing to notify you that FOMO CORP. hereby terminates its engagement of Signature Stock Transfer, Inc. (“Current Transfer Agent”) as FOMO CORP.’s transfer agent and registrar effective as of the close of business on February 28, 2022. In addition, this letter shall constitute notification to Signature Stock Transfer, Inc. of FOMO CORP.’s termination of any and all agreements relating to Signature Stock Transfer, Inc.’s provision of services to FOMO CORP., effective as of the close of business on February 28, 2022.

FOMO CORP. requests that you send all Company records, including a standard deconversion file, in Excel format, of FOMO CORP.’s complete shareholder register as of the close of business on February 28, 2022, to FOMO CORP.’s new transfer agent at the following physical and electronic addresses:

V Stock Transfer, LLC

Attn: Chief Executive Officer

18 Lafayette Place

Woodmere, NY 11598

yoel@vstocktransfer.com

FOMO CORP. also requests that you send a Notice of Termination of Transfer Agent Services to the DTCC’s electronic mailbox at taservices@dtcc in accordance with the requirements set forth in SEC Rule 17Ad-16.

FOMO CORP. thanks Signature Stock Transfer, Inc. for its efforts on behalf of FOMO CORP. and wishes Signature Stock Transfer, Inc. the very best in its future endeavors.

Sincerely,

Vikram Grover
CEO